UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): July 31, 2019

General Steel Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-33717	41-2079252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 106, Tower H,
Phoenix Place, Shuguangxili,
Chaoyang District, Beijing, China 100028

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	+ 86 (10) 58667723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 31, 2019, General Steel Holdings, Inc. (the “Company”), entered into a Share Transfer Agreement (the “Agreement”) with Tianjin Shuangsi Trading Co. Limited, a company incorporated in China (“Tianjin Shuangsi” or “Buyer”).  Pursuant to the terms of the Agreement, the Company will sell all of the issued and outstanding shares of General Steel Investment Co., Ltd. (“GSI BVI”), a wholly owned subsidiary of the Company, to the Buyer for a total of $300,000 (the “Transaction”), which value is primarily derived from GSI BVI’s direct wholly-owned operating entity Tongyong Shengyuan (Tianjin) Technology Development Co., Ltd. (“Tongyong”) and Tongyong’s 32% owned subsidiary Tianwu Tongyong (Tianjin) International Trade Co., Ltd (“Tianwu”). The $300,000 purchase price will be paid by cancellation of the payables owed by the Company to the Buyer, including its principal amount and interest accrued. The closing of the Transaction is subject to the approval by the shareholders of both parties.

The Agreement contains customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties will be subject to customary indemnification provisions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Share Transfer Agreement between General Steel Holdings, Inc. and Tianjin Shuangsi Trading Co. Limited. dated July 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL STEEL HOLDINGS, INC.

	By:	/s/ Baoning Shi
		Name:	Baoning Shi
		Title:	Chief Executive Officer
Dated: August 6, 2019